Exhibit 99.1

For Immediate Release

Microsoft Announces Restructuring of Phone Hardware Business

Commits to streamlining phone business near-term and reinventing mobility long-term

REDMOND, Wash. — July 8, 2015 — Microsoft Corp. today announced plans to restructure the company’s phone hardware business to better focus and align resources. Microsoft also announced the reduction of up to 7,800 positions, primarily in the phone business. As a result, the company will record an impairment charge of approximately $7.6 billion related to assets associated with the acquisition of the Nokia Devices and Services (NDS) business in addition to a restructuring charge of approximately $750 million to $850 million.

Today’s announcement follows recent moves by Microsoft to better align with company priorities, including recent changes to Microsoft’s engineering teams and leadership, plans to transfer the company’s imagery acquisition operations to Uber, and shifts in Microsoft’s display advertising business that enable the company to further invest in search as its core advertising technology and service.

Today’s plans were outlined in an email from Microsoft CEO Satya Nadella to Microsoft employees.

“We are moving from a strategy to grow a standalone phone business to a strategy to grow and create a vibrant Windows ecosystem including our first-party device family,” Nadella said. “In the near term, we’ll run a more effective and focused phone portfolio business while retaining capability for long-term reinvention in mobility.”

Microsoft will record a charge in the fourth quarter of fiscal 2015 for the impairment of assets and goodwill in its Phone Hardware segment, related to the NDS business. This charge has no impact on cash flow from operations and is nondeductible for income tax purposes. Based on the new plans, the future prospects for the Phone Hardware segment are below original expectations. Accordingly, the company concluded that an impairment adjustment of its Phone Hardware segment assets and goodwill of approximately $7.6 billion is required.

The actions associated with today’s announcement are expected to be substantially complete by the end of the calendar year and fully completed by the end of the company’s fiscal year.

More information about these charges will be provided in Microsoft’s fourth-quarter earnings announcement on July 21, 2015, and in the company’s 2015 Annual Report on Form 10-K.

Microsoft (Nasdaq “MSFT” @microsoft) is the leading platform and productivity company for the mobile-first, cloud-first world and its mission is to empower every person and every organization on the planet to achieve more.

For more information, press only:

Rapid Response Team, Waggener Edstrom Communications, (503) 443-7070, rrt@waggeneredstrom.com

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